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                                                                   EXHIBIT 23.7

                           CONSENT OF R. DANIEL MAYS

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Gotham Golf Corp. in the Registration Statement on Form S-4 (No. 333-88144), as amended from time to time.

                                                          /S/  R. DANIEL MAYS
                                                          -------------------
                                                            R. Daniel Mays

July 16, 2002